SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

RISKMETRICS GROUP, INC.
(Exact name of Issuer as specified in its charter)

Delaware (State of incorporation or organization)	20-8175809 (IRS Employer Identification No.)

One Chase Manhattan Plaza, 44th Floor New York, New York (Address of principal executive offices)	10005 (Zip Code)

                If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box. ☒

                If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐

                Securities Act registration statement file number to which this form relates: No. 333-146167

Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 (Title of Class)	New York Stock Exchange (Name of Each Exchange on which Each Class is to be Registered)

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable.

Item 1.    Description of Registrants Securities to be Registered

                The information required by this item is contained under the heading “Description of Capital Stock” in the registration statement to which this Form 8-A relates (File No. 333-146167). This information contained under the heading “Description of Capital Stock” is incorporated herein by reference.

Item 2.    Exhibits

                Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 23, 2008	RISKMETRICS GROUP, INC.

	By:	/s/ Ethan Berman
Name: Ethan Berman Title: Chief Executive Officer